UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2018
 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
Attached as Exhibit 2.1 is the Contribution Agreement (the “Contribution Agreement”), entered into among Oasis Petroleum Inc. (the “Company”), Oasis Midstream Partners LP, a Delaware limited liability company (“OMP”), OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP LLC, a Delaware limited liability company and the general partner of OMP (the “General Partner”), and OMP Operating LLC, a Delaware limited liability company (“OMP Operating”). Under the Contribution Agreement, the Company will cause OMS to contribute to OMP Operating, as OMP’s designee, (a) an additional 15% limited liability company interest in Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”) and (b) an additional 30% limited liability company interest in Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”) (collectively, the “Contributed Assets”), and OMP will distribute to OMS Holdings a total amount of consideration equal to $250 million, subject to customary purchase price adjustments (the “Total Consideration”), payable in a combination of cash and common units representing limited liability company interests in OMP (“common units”) issuable to a wholly owned subsidiary of the Company (collectively, the “Sale Transaction”). Following the completion of the Sale Transaction, the Company will own 75% of the limited liability company interests of Bobcat DevCo and 30% of the limited liability company interests of Beartooth DevCo. The Sale Transaction is expected to close in the fourth quarter of 2018, subject to customary closing conditions and as otherwise described in the Contribution Agreement.
OMS Holdings is a wholly owned, direct subsidiary of the Company and the General Partner is an indirect subsidiary of the Company. As a result, certain individuals, including officers and directors of the Company, OMS Holdings and the General Partner, serve as officers and/or directors of more than one of such other entities. The Company owns, through its indirect, wholly owned subsidiary OMS, 13,750,000 subordinated units representing limited partnership interests of OMP and 5,125,000 common units of OMP, which does not include any common units that may be issued to the Company in connection with the Sale Transaction. In addition, the General Partner owns a non-economic general partner interest in OMP and all of its incentive distribution rights.
The foregoing description of the Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosures.
On November 8, 2018, the Company issued a press release announcing the execution of the Contribution Agreement related to the Sale Transaction. The press release is furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*
Contribution Agreement, dated November 7, 2018, between Oasis Midstream Partners LP, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC, OMP Operating LLC and, for certain limited purposes set forth therein, Oasis Petroleum Inc.

99.1	Press Release dated November 8, 2018.
*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: November 8, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary